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                                                                  EXHIBIT 10.3


                             RESTRICTION ON TRANSFER

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE GEORGIA CODE AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1993 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

                                     WARRANT

              TO PURCHASE 100,000 SHARES OF CLASS A COMMON STOCK OF
                          SIMIONE CENTRAL HOLDING, INC.

       1.     Warrant.

       A. Grant of Warrant. This is to certify that, for value received, Home Health First, a Texas Not-for-Profit Corporation, (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from Simione Central Holding, Inc. ("SCHI"), an aggregate of 100,000 shares of Class A common stock of SCHI with no par value (the "Common Stock") at a purchase price per share equal to $0.349 (the "Exercise Price"). The number of shares of Common Stock that may be received upon exercise of this Warrant and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

       B. Consideration for Warrant. This Warrant is issued in consideration of services to be provided by the Holder to SCHI's wholly owned subsidiary Simione Central, Inc. ("SCI"), including marketing assistance, consulting services and acting as a model demonstration site for SCI to exhibit the SCI information management services system in operation, as more fully set forth in a Consulting Agreement between Holder and SCI of even date herewith.

       2. Term. This Warrant may be exercised in whole or in part at any time or from time to time during the period commencing six months after the date set forth on the signature page hereof and ending on the tenth anniversary of the date set forth of the signature page, subject to the provisions hereof.


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       3.     Exercise Procedures.

              A. Exercise Notice. In order to exercise this Warrant, the Holder shall surrender this Warrant and send a written notice of exercise to SCHI on any business day at SCHI's principal office, addressed to the attention of the Chief Executive Officer of SCHI (with a copy to the General Counsel), which notice shall specify that the Warrant is being exercised, and shall be accompanied by payment in full of the Exercise Price. Any attempt to exercise the Warrant granted hereunder other than as set forth in this Section 3 shall be invalid and of no force and effect.

              B. Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Warrant shall be made either in cash or in cash equivalent, by certified check or by wire transfer.

              C. Delivery of Certificate. Promptly after exercise of the Warrant as provided for above, SCHI shall deliver to Holder a certificate or certificates (or copies thereof) for the shares of Common Stock being purchased. All shares of Common Stock issued upon exercise of this Warrant shall be duly authorized and validly issued, fully paid and nonassessable. The stock certificates that will evidence the Common Stock may be imprinted, to the extent then appropriate, with a conspicuous legend in substantially the following form:

       The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. The securities represented by this certificate are subject to forfeiture and restrictions on transfer pursuant to a Warrant issued to Home Health First dated April 12, 1996.

              D. Partial Exercise. In the event this Warrant is exercised in part only, SCHI shall, upon surrender of this Warrant for cancellation, execute and deliver to the Holder a new Warrant of like tenor evidencing the right of the Holder to purchase the balance of the shares of Common Stock subject to purchase hereunder.

              E. Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder. In lieu of fractional shares, SCHI shall make a cash payment therefor based on the fair market value per share of Common Stock as of the date


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of exercise.

       4. Adjustments. The number and kind of securities issuable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

              A. Reorganization, Consolidation or Merger. In the case of any reorganization, consolidation or merger of SCHI with or into another corporation and in which SCHI is not the surviving entity, or the dissolution or liquidation of SCHI, then SCHI or such successor entity, as the case may be, shall either
(i) execute a new warrant providing that the Holder shall have the right to exercise such new warrant and to receive, in lieu of each share of Common Stock issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reorganization, consolidation, merger, dissolution or liquidation by a holder of the number of shares then purchasable with this Warrant, or (ii) issue to Holder the number and kind of shares of stock, other securities, money or property receivable upon such reorganization, consolidation, merger, dissolution or liquidation by a holder of a number of shares then purchasable with this Warrant. Any new warrant shall contain provisions relating to the rights and obligations of the Holder and SCHI after such reorganization, consolidation or merger that shall have, as nearly as possible after appropriate adjustment, the same effect as the provisions of this Warrant, including the provisions of this Warrant. The adjustment shall be made without change to the total price applicable to the Warrant and with a corresponding adjustment in the Exercise Price.

              B. Stock Dividends; or Split, Subdivision, Combination of Shares. In case SCHI shall: (i) pay a dividend with respect to shares of its Class A common stock, (ii) subdivide its outstanding shares of Class A common stock into a greater number of shares, (iii) combine its outstanding shares of Class A common stock into a smaller number of shares, or (iv) issue, by reclassification, exchange, or substitution of its shares of Class A common stock, any shares of its capital stock, the amount of Common Stock purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that amount of Common Stock which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised this Warrant immediately prior to the record date, in the case of any such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any portion of this Warrant exercised between such record date or effective date and the date of happening of any such event. The adjustment shall be made without change to the total price applicable to the Warrant and with a corresponding adjustment in the Exercise Price.

              C. Notice of Adjustments. Whenever the number or kind of shares or the Exercise Price shall be adjusted pursuant to Section 4 hereof, SCHI shall mail to the Holder


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a notice setting forth in reasonable detail the event requiring the adjustment, and after any such adjustment, SCHI shall issue a certificate signed by its Chief Financial Officer setting forth in reasonable detail the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number or kind of shares or the Exercise Price after giving effect to such adjustment.

              D. Board of Directors' Determination. Adjustments specified in this Section 4 relating to stock or securities of SCHI shall be made by the Board of Directors of SCHI, whose determination in that respect shall be final, binding and conclusive.

       5. Reservation of Stock: Compliance. SCHI shall at all times reserve for issuance and/or delivery upon exercise of this Warrant, free from preemptive rights, such number of shares of authorized but unissued or treasury shares of Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. SCHI further agrees that it shall (i) not by amendment to its certificate of incorporation or bylaws or through any other action avoid or seek to avoid the observance or performance of any of the covenants or conditions to be observed or performed hereunder by SCHI, and (ii) promptly take all action as may from time to time be required in order to permit the Holder to exercise this Warrant and SCHI to issue shares of Common Stock duly and effectively hereunder.

       6.     General Restriction.

              A. Registration Requirements. SCHI shall not be required to issue any shares of Common Stock under the Warrant if the issuance of such shares would constitute a violation by SCHI of any provision of any law or regulation of any governmental authority, including without limitation, the registration or qualification requirement of applicable federal and state securities laws or regulations. If at any time SCHI shall determine, based upon a written opinion of legal counsel, that the registration or qualification of any shares subject to the Warrant under any applicable state or federal law is necessary as a condition of or in connection with the issuance of shares, the Warrant may not be exercised in whole or in part unless such registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to SCHI, and any delay caused thereby shall in no way affect the date of termination of the Warrant. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended) (the "Securities Act") and applicable state securities laws ("State Acts"), unless a registration statement under the Securities Act and State Acts is in effect with respect to the shares of Common Stock covered by the Warrant, SCHI shall not be required to issue such shares unless the Board of Directors of SCHI has received evidence reasonable satisfactory to it that the Holder may acquire such shares pursuant to an exemption from registration under the Securities Act and State Acts. SCHI shall not be obligated to take any affirmative action in order to cause the exercise of the Warrant or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Warrant shall not be exercisable unless and until the shares of Common Stock covered by the Warrant are registered or are subject to an available exemption from registration, the exercise of the Warrant (under circumstances in which the laws of such


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jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

              B. No Hypothecation. This Warrant may not be sold, transferred or hypothecated by the Holder and cannot be exercised by anyone other than the Holder. Any such disposition shall be null and void.

              C. No Shareholder Rights. The Holder of this Warrant as such, shall not be entitled to vote or receive dividends or to be deemed the holder of shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, any of the rights of a shareholder of SCHI including but not limited to any right to vote, give or withhold consent to any action by SCHI, whether upon any recapitalization, issue of stock, reclassification of stock, merger, share exchange, conveyance or otherwise, receive notice of meetings or other action affecting shareholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right, until this Warrant shall have been exercised, the Exercise Price paid, and the Common Stock purchasable upon the exercise hereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of SCHI shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on SCHI's common stock.

       7. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia, without respect to conflicts of law provisions, except to the extent federal law may be applicable.

       8.     Registration Rights.

              A.     Piggyback Registration.

                     i. In the event that, at any time while this Warrant is outstanding, SCHI proposes to register any shares of common stock under the Securities Act, other than for an offering primarily or exclusively to employees or in connection with the acquisition of the assets or shares of or merger or consolidation with another corporation, and the form of registration statement to be used may also be used for the registration of shares of Common Stock the Holder would receive upon conversion of the Warrant (a "Piggyback Registration"), SCHI shall notify the Holder prior to the filing of any such registration statement with the Securities and Exchange Commission ("SEC"), and will use its best efforts to include in such registration all shares which the Holder would receive upon exercise of this Warrant and with respect to which SCHI has received written request for inclusion within ten (10) days after


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such notice. Each such request shall contain an undertaking from the Holder to
(i) provide all such information and material and to take all such actions as may be required by SCHI in order to permit SCHI to comply with all applicable federal and state securities laws, and (ii) comply with all obligations of the Holder pursuant to this Section 12.

                     ii. The right of the Holder to have the Common Stock it would receive upon exercise of the Warrant included in the foregoing registration shall expire upon termination of the right to exercise the Warrant pursuant to Section 2 hereof.

              B. Expenses. Holder shall pay all expenses incident to SCHI's performance of or compliance with the provisions of Section 8A including without limitation, all registration and filing fees, fees and expenses of compliance with the Securities Act and State Acts, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for SCHI (but not the legal fees of any Holder) and all independent public accountants and other persons retained by SCHI, but excluding brokerage fees, underwriting commissions and discounts.

              C. Indemnification. The Holder agrees to cooperate fully with SCHI in effecting registration and qualifications of the Common Stock into which this Warrant has been converted, and shall indemnify and hold harmless SCHI and each person who may control SCHI within the meaning of Section 15 of the Securities Act, each director of SCHI, and each officer who signed any registration statement, from and against all losses, claims, damages, expenses, and liabilities (including reasonable attorney's fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission was made in reliance upon information furnished to SCHI by the Holder for inclusion therein.

              D. Termination of Registration Provisions. This Section 8 shall irrevocably terminate upon the occurrence of an acquisition, consolidation or merger involving SCHI and a corporation which is a publicly traded company in which SCHI is not the surviving corporation (or SCHI is the surviving corporation as a result of a reverse triangular merger in which the stockholders of SCHI become stockholders of a publicly traded company). For purposes of this paragraph, a "publicly traded company" shall mean a company listed on a national securities exchange or quoted on the "National Market System" or "National List" published by the National Association of Securities Dealers Automated Quotations System or any successor list.

              E. Necessary Action. In connection with this Section 8, each of SCHI and the Holder agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further statements, assignments, agreements, proxies and other instruments, and to use best efforts to obtain such consents, as may be


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necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

       9.     Limitations.

              A. Right of First Refusal. If, prior to the effective date of an offering for sale by SCHI of securities of SCHI of the same class as the Common Stock, pursuant to a registration statement filed in accordance with the Securities Act of 1933 as amended, or any comparable law then in effect, the Holder (or, if the Common Stock is owned or held by a transferee, such transferee) shall receive a bona fide offer from a third party to purchase any Common Stock acquired upon exercise of the Warrant, which offer the Holder or such transferee intends to accept, the Holder or such transferee, as the case may be, before consummating the sale to such third party, shall notify SCHI in writing of such offer, which notice shall state the number of shares of Common Stock subject to such offer and the price and terms of payment offered by such third party. SCHI shall have thirty (30) days after receipt of such notice within which to notify the Holder or such transferee, as the case may be, in writing, of its election to purchase all the Common Stock which is the subject of such third party offer at the same price and upon the same terms and conditions as are contained in such third party offer. Failure by SCHI to give such written notice within such thirty (30) day period shall constitute a rejection of such offer by SCHI. If SCHI shall reject such offer or fail timely to accept such offer, or if after timely accepting such offer SCHI shall fail timely to consummate the purchase of the Common Stock which is the subject of that offer, then the Holder or such transferee, as the case may be, shall be free to sell the Common Stock which is the subject of such third party offer to the third party at the price and upon the same terms and conditions as are set forth in the third party offer; provided, however, if the Holder or such transferee, as the case may be, does not consummate such sale to the third party within sixty (60) days after rejection by SCHI of such offer or, if such offer is timely accepted by SCHI, after failure of SCHI timely to consummate such purchase, the Common Stock which was the subject of such third party offer or agreement shall once again become subject to the provisions of this Section 9, and any subsequent disposition of such Common Stock shall be made only after compliance with the terms of this Section 9. If SCHI timely accepts such offer, SCHI shall give written notice to the Holder or transferee, as the case may be, of the time and date of the closing of the repurchase, which shall be no later than thirty (30) days following the date SCHI gives written notice of its acceptance of such offer and shall be held at the principal office of SCHI. At closing, SCHI shall deliver the sale price, and the Holder or the transferee, as the case may be, shall deliver the Common Stock to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Common Stock shall be transferred to SCHI free and clear of all liens, claims and encumbrances, however described, except for restrictions imposed by applicable securities laws. The price for Common Stock repurchased shall be payable at the election of the Company or its designee as follows: ( 1 ) upon the terms of payment as are contained in the third party offer, or, all in cash at the closing.


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              B.     Termination. This Warrant shall terminate, expire and
become immediately null and void upon any termination for cause by SCHI's wholly owned subsidiary Simione Central, Inc. ("SCI") of the Information Management Services Agreement between SCI and Holder dated April 12, 1996, in accordance with Section 12.1 thereof.

              C. Forfeiture. In the event that Holder exercises this Warrant in whole or in part, and all or any part of the Common Stock issuable under this Warrant is issued and/or delivered to Holder, such Common Stock shall be forfeited and transferred back to SCHI immediately upon any termination for cause by SCHI's wholly owned subsidiary SCI of the Information Management Services Agreement between SCI and Holder dated April 12, 1996, in accordance with Section 12.1 thereof. In event of such forfeiture, Holder shall be entitled to payment by SCHI of the lesser of (i) the aggregate Exercise Price paid for such Common Stock, or (ii) the fair market value of such Common Stock, subject to Section 10 hereof.

       10. Cancellation Provision. If the Holder fails to deliver the Common Stock certificates properly assigned when requested or required to do so pursuant to this Agreement, SCHI shall cancel the Common Stock certificates of the Holder and shall deposit any payment required pursuant to this Agreement which was to be made to the Holder in exchange for the certificates to the credit or account of the Holder in escrow with any clearinghouse bank in the City of Atlanta, Georgia, at the expense and risk of the Holder, or its successors or assigns, whereupon SCHI shall treat the Common Stock represented thereby as having been forfeited to or repurchased by SCHI or its designees.

       11. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent under this Warrant shall be in writing and shall be mailed by first-class, registered or certified main, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight or express mail, or telegram, addressed as follows:

       (i)    If to SCHI:

              Chief Executive Officer
              Simione Central Holding, Inc.
              6650 Powers Ferry Road
              Suite 200
              Atlanta, GA 30339

              with a copy (which shall not constitute notice) to:

              General Counsel
              Simione Central Holding, Inc.
              6650 Powers Ferry Road
              Atlanta, GA 30339


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       (ii)   If to Holder, to its most recent address reflected in the official records of SCHI.

Either SCHI or the Holder may designate by notice in writing a new address to which any notice, or communication may thereafter be so given, served or sent. Each notice, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

       IN WITNESS WHEREOF, SCHI has caused this Warrant to be duly executed as of the day and year set forth below.

DATED: April 12, 1996

[SEAL]                                  SIMIONE CENTRAL HOLDING, INC.

ATTEST:

/s/                                     By:/s/ Gary M. Bremer
--------------------                       ---------------------
                                           Gary M. Bremer,
                                           Chief Executive Officer


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